Exhibit 99.2

LARRY F. ROBB,	:	No. 467704-A
INDIVIDUALLY AND IN BEHALF OF	:
A CLASS OF MINORITY SHAREHOLDERS	:
3CI COMPLETE COMPLIANCE CORP.,	:
AND 3CI COMPLETE COMPLIANCE CORP.	:	FIRST JUDICIAL DISTRICT COURT
:
vs.	:
:
STERICYCLE, INC., JACK W. SCHULER,	:
MARK C. MILLER, FRANK J. M. TEN BRINK,	:
ANTHONY J. TOMASELLO,	:
and WASTE SYSTEMS, INC.	:	CADDO PARISH, LOUISIANA

FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

This Court held a hearing on February 21, 2006 to determine: (1) whether the Settlement Agreement dated November 11, 2005 (the “Settlement”) is fair, reasonable, and adequate for the settlement of all claims asserted by the Class against the Defendants in Plaintiffs’ and 3CI’s Amended Joint Petition (the “Petition”) and should be approved and (2) whether judgment should be entered dismissing the Petition on the merits and with prejudice as to all Class Members who have not validly requested exclusion. The Court has considered all relevant matters, including proof that mailed notice of the hearing substantially in the form approved by the Court was mailed to all reasonably identifiable members of the Class.

Based on the pleadings, the evidence, the record in the whole case, and the presentations by counsel, it is

ADJUDGED THAT:

1.                                       The Court has jurisdiction over the subject matter of this case, Larry Robb (“Class Representative”), all Class Members as defined below, 3CI Complete Compliance Corporation (“3CI”) (collectively, “Plaintiffs”), Stericycle Inc., Jack W. Schuler, Mark C. Miller, Frank J.M. ten Brink, Anthony J. Tomasello, and Waste Systems, Inc. (“WSI”) (collectively, “Defendants”).

2.                                       The Court has previously certified the Class as consisting of all persons or entities

(“Class Members”) who held common stock of 3CI on September 30, 1998, or who acquired such stock between September 30, 1998 and February 10. 2005.(the “Class Period”), excluding:

(a)                                  Stericycle, Inc. or any of its directors, officers, agents, employees, representatives, attorneys, consultants, predecessors, successors, assigns, or any other person or entity associated, employed or affiliated with Stericycle, Inc.;

(b)                                 WSI or any of its stockholders, directors, officers, agents, employees, representatives, attorneys, consultants, predecessors, successors, assigns, or any other person or entity associated, employed, or affiliated with WSI;

(c)                                  Any of 3CI’s directors, officers, or employees who are employed by Stericycle, Inc. and;

(d)                                 Any former 3CI common stockholder who was a member of the Shepherd Group, including James H. Shepherd, James Michael Shepherd and Richard T. McElhannon, including the Shepherd Family Limited Partnership or any other such affiliated entity.

3.                                       Notice of the pendency of this case as a class action and of the proposed Settlement was given to all Class Members who could be identified with reasonable effort and constituted the best notice practicable under the circumstances.

4.                                       The Settlement, which provides for an all cash Settlement Fund of $32.5 million, plus interest, is approved as fair, reasonable and adequate, and the parties are directed to consummate the Settlement in accordance with its terms. In accordance with its terms, all shares of 3CI common stock that were owned by Class Members at the end of the Class Period, February 10, 2005 and that are owned by Class Members as of the date of this Final Judgment are transferred to Stericycle, Inc. The Mutual Release entered into by and among all parties on or about February 14, 2006 and attached hereto as Exhibit A is approved as fair and reasonable and shall be permanently binding on all parties according to its terms.

5.                                       The Plaintiffs’ and 3CI’s Amended Joint Petition is dismissed with prejudice and without costs.

6.                                       Upon the Effective Date, each of the Plaintiffs and Class Members who have not validly requested exclusion from the Class shall have fully, finally, and forever released, relinquished and discharged the Class Released Parties, identified in paragraph 6 of the attached Mutual Release, from liability in any state or federal court, in or before any regulatory body or administrative agency, or in any other proceeding, including but not limited to tort claims, contract claims, statutory claims, counterclaims, demands, debts, claims for damages, liquidated damages, punitive damages or exemplary damages, equitable relief, costs, expenses and/or attorneys fees, or liabilities of any nature in both law or in equity, past and present, and whether or not now or heretofore known, suspected or claimed and in any way related to the subject matter of No. 467704-A pending in First Judicial District Court, Caddo Parish, Louisiana (“this Action”), cause no. 95-0249 12 pending in the 269th Judicial District Court of Harris County, Texas (“1995 Litigation”), or cause no. 2003-46899 pending in the 269th Judicial District Court of Harris County, Texas (“Houston Litigation”) (collectively, “Claims”). Whether or not such Class Member executes and delivers a Proof of Claim and Release, he or she shall be enjoined from instituting or prosecuting any Claims against any of the Class Released Parties.

6-1.                             Notwithstanding the provisions of the immediately preceding paragraph 6, as to John Weaver, Curtis W. Crane, and Charles D. Crochet, the respective releases and discharges granted and deemed granted pursuant to this Judgment and any documentation effectuating the Settlement Agreement (including the Proof of Claim and Release form and notice of proposed class settlement) shall exclude (and such persons shall reserve to themselves) all rights to indemnity under the 3CI charter or articles of incorporation, 3CI by-laws, Delaware law, any respective contractual commitment for indemnity from 3CI and all rights under Section 18 of the Settlement Agreement. Each of John Weaver, Curtis W. Crane and Charles D. Crochet shall be entitled to modify and submit to the Claims Administrator his respective form(s) of Proof of Claim and Release in a manner consistent with the foregoing provisions, and such modifications shall not of itself invalidate such Proof(s) of Claim and Release submissions.

6-2.                             Notwithstanding the provisions of the foregoing paragraph 6, as to Otley L. Smith, III, the release(s) and discharge(s) granted and deemed granted pursuant to this Judgment and any documentation effectuating the Settlement Agreement (including the Proof of Claim and Release form and notice of proposed class settlement) shall exclude (and Otley L. Smith, III shall reserve to himself) all of the following rights and claims that he holds or may hold against 3CI and/or any Defendants and their respective representatives and affiliated entities:

all rights to indemnity under the 3CI charter, 3CI by-laws, Delaware law and any contractual commitment for indemnity from 3CI in his favor, and all rights under Section 18 of the Settlement Agreement;

all of his employment-related rights to future and past compensation, benefits, reimbursement and similar rights and rights per the retention award agreement; and

all of his stock and option rights (if any) in 3CI and in Stericycle, Inc.

Otley L. Smith, III shall be entitled to modify and submit to the Claims Administrator his form(s) of Proof of Claim and Release in a manner consistent with the foregoing provisions, and such modifications shall not of itself invalidate such Proof(s) of Claim and Release submission.

6-3.                             Notwithstanding the provisions of the immediately preceding paragraph 6, the respective releases and discharges granted and deemed granted pursuant to this Judgment and reiterated in Class Members’ Proof of Claim submissions shall not be applicable as to rights related to 3CI stock that was purchased by Class Members after the Class Period.

7.                                       The Defendants’ claims asserted in this Action, including all counterclaims and third party claims, are compromised, settled, released, discharged and dismissed on the merits and with prejudice. Some of those claims are mirrored in the 1995 Litigation, and the Houston Litigation, and the parties will seek similar action in those cases. The Defendants are permanently barred and enjoined from instituting, prosecuting, either directly or in any other capacity, any Claims against those identified in Exhibit B to the Settlement (“Plaintiffs’ Released Parties”).

8.                                       Neither this Final Judgment and Order of Dismissal, the Settlement, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, shall be:

(a)                                  offered or received against the Defendants as evidence of any presumption, concession, or admission by Defendants of the truth of any fact alleged by Plaintiffs, the validity of any claim that had been or could have been asserted in this case, or of any liability, negligence, fault, wrongdoing of the Defendants;\

(b)                                 offered or received against the Plaintiffs and the Class as evidence of any presumption, concession or admission by Plaintiffs or any Class Members of the lack of any liability, fault or wrongdoing claimed by Plaintiffs or of any infirmity in the claims Plaintiffs had or could have asserted in this case;

(c)                                  construed against the Defendants or the Plaintiffs and the Class as an admission or concession that the consideration to be given under this Settlement represents the amount which could be or would have been recovered after trial.

9.                                       Exclusive jurisdiction is retained over the parties, the Class Members and the Claims Administrator for all matters relating to this case, including the administration, interpretation, effectuation or enforcement of the Settlement and this Final Judgment and Order of Dismissal.

10.                                 Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Settlement.

Signed this 14th day of March, 2006.

/s/ Roy L. Brun
Hon. Roy L. Brun, District Judge

MUTUAL RELEASE
February 14, 2006

1.                                       BASIC RECITALS

A.                                   WHEREAS:  Plaintiff Larry F. Robb is the named plaintiff and class representative (“Class Representative”) in the action referred to as No. 467704-A, First Judicial District Court, Caddo Parish, Louisiana (the “Action”), which was certified as a class action on behalf of a class of certain 3CI Complete Compliance Corporation (“3CI”) minority stockholders;

B.                                     WHEREAS:  3CI, acting on the authority of the Special Committee (as defined below), is also a plaintiff in this Action (collectively, the Class Representative and 3CI are referred to herein as “Plaintiffs”);

C.                                     WHEREAS:  Stericycle, Inc. (“Stericycle”), Jack W. Schuler, Mark C. Miller, Frank J. M. ten Brink, Anthony J. Tomasello, and Waste Systems, Inc. (“WSI”) (collectively, the “Defendants”) are the named defendants in this Action;

D.                                    WHEREAS:  Plaintiffs allege in their amended joint petition, inter alia, that the Defendants breached their fiduciary duties to Plaintiffs and engaged in fraud, and Defendants have denied the Plaintiffs’ allegations, specifically denying the material allegations of liability and wrongdoing and have raised various legal and affirmative defenses;

E.                                      WHEREAS:  Defendants allege in their counterclaim, inter alia, contribution, indemnity and negligent misrepresentation claims against 3CI, and 3CI has denied the Defendants’ allegations, specifically denying the material allegations of liability and wrongdoing and has raised various legal and affirmative defenses;

F.                                      WHEREAS:  Defendants allege in their third party petition, inter alia, that Otley L.  Smith, John R. Weaver, Robert M. Waller, Curtis W. Crane, Charles D. Crochet, David Schoonmaker, Stephen B. Koenigsberg and Kevin J. McManus (collectively, the “Third Party Defendants”) breached their respective fiduciary duties, facilitated or caused insider trading, made negligent misrepresentations and/or are liable for contribution and indemnity, and Third Party Defendants have denied the Defendants’ allegations, specifically denying the material allegations of liability and wrongdoing and have raised various legal and affirmative defenses;

G.                                     WHEREAS:  The Parties (as defined below) to the Action deny any liability for any claims, counterclaims, third party claims, causes of action, costs, expenses, attorneys’ fees or damages of any kind, and deny all such allegations of wrongdoing;

H.                                    WHEREAS:  The Parties have engaged in substantial discovery to evaluate the merits of Plaintiffs’ claims, the Defendants’ counterclaims and third party claims and the defenses raised to those various claims. Although, at the time of settlement, such discovery in this Action is and was ongoing and not yet completed, the Parties have, through discovery, investigated to their satisfaction various facts and sufficiently analyzed the legal issues surrounding Plaintiffs’ claims, the Defendants’ counterclaims and third party claims and the defenses raised to those claims;

I.                                         WHEREAS:  The Parties entered into a “Settlement Agreement” on November 11, 2005 which provided, in part, for mutual releases of various parties identified therein;

J.                                        WHEREAS:  As contemplated by the Settlement Agreement, the Parties now desire to enter into more formal releases than are expressed in the Settlement Agreement; and

K.                                    WHEREAS:  The Parties desire to settle and compromise all claims that were brought or that could have been brought by the Plaintiffs or the Defendants in this Action, in the Houston Litigation (as defined below), in the Related Pleadings (as defined below) in the 1995 Litigation (as defined below), in any other state or federal court, in or before any administrative agency (federal, state or local), or in any other proceeding regarding or relating to the allegations in Plaintiffs’ amended joint petition and the Defendants’ amended third party petition and counterclaims, all of which claims and issues are referred to collectively herein as the “Litigation.”

NOW THEREFORE, it is agreed that in consideration of the agreements, promises, and mutual covenants set forth in this Mutual Release and the Settlement Agreement, including the comprehensive releases set forth herein, subject to the entry by the Court of a Final Order and Judgment dismissing the Action with prejudice and approving the terms and conditions of the Settlement Agreement and this Mutual Release, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

2.                                       DEFINITIONS

As used throughout this Mutual Release, in addition to any definitions elsewhere in this Mutual Release, the following terms shall have the meanings set forth below:

A.                             “1995 Litigation” shall mean, and include for purposes of this Mutual Release, cause no. 95-024912, pending in the 269th Judicial District Court of Harris County, Texas, and includes any pleadings, claims, motions, or other actions filed in connection therewith.

B.                               “Class” or “Class Member” shall mean, and include for purposes of this Mutual Release, all persons or entities who held common stock of 3CI on September 30, 1998, or who acquired such stock at any time from September 30, 1998 through (and including) February 10, 2005, excluding:  (a) Stericycle or any of its directors, officers, agents, employees, representatives, attorneys, consultants, predecessors, successors, assigns or any other person or entity associated, employed or affiliated with Stericycle; (b) WSI or any of its stockholders, directors, officers, agents, employees, representatives, attorneys, consultants, predecessors, successors, assigns or any other person or entity associated, employed or affiliated with WSI; (c) any of 3CI’s directors, officers or employees who are employed by Stericycle; and (d) any former 3CI common stockholder who was a member of the Shepherd Group (as defined below).

C.                               “Class Counsel” shall mean, and include for purposes of this Mutual Release, The Wynne Law Firm, including Kenneth R. Wynne.

D.                              “Court” shall mean, and include for purposes of this Mutual Release, the First Judicial District Court, Caddo Parish, Louisiana, Honorable Judge Roy L. Brun presiding.

E.                                “Effective Time of Settlement” shall mean, and include for purposes of this Mutual Release, 9:00 a.m. central time on the day the Final Order and Judgment described in Section 5.B below becomes final.  For purposes of this Mutual Release, the Final Order and Judgment shall be deemed final on the later of (a) the day following the date on which the Final Order and Judgment is no longer subject to review by appeal or (b) the day following the date on which any appeal from the Final Order and Judgment is finally resolved, either because a petition for certiorari is denied or by reason of affirmance by a court of last resort or by lapse of time following affirmance or dismissal of the appeal by an intermediate appellate court or otherwise, provided that the Final Order and Judgment are not reversed or materially modified by the Court or any reviewing court.

F.                                “Houston Litigation” shall mean, and include for purposes of this Mutual Release, cause no. 2003-46899, pending in the 269th Judicial District Court of Harris County, Texas.

G.                               “Mutual Release” shall mean and include this Mutual Release

H.                              “Parties” or “Party” shall mean, and include for purposes of this Mutual Release, the Class Representative, 3CI, the Defendants, Stephen B. Koenigsberg, individually and as a member of the Special Committee (“Koenigsberg”), and Kevin McManus, individually and as a member of the Special Committee (“McManus”).

I.                                   “Shepherds” or “Shepherd Group” shall mean, and include for purposes of this Mutual Release, James H. Shepherd, James Michael Shepherd and Richard T. McElhannon, including the Shepherd Family Limited Partnership or any other such affiliated entity.

J.                                  “Special Committee” shall mean, and include for purposes of this Mutual Release, the committee of 3CI’s Board of Directors, comprising Koenigsberg and McManus, 3CI’s independent directors, duly appointed by resolutions of the entire 3CI Board of Directors to, among other things, make or approve all 3CI decisions related to this Action, the Houston Litigation and the 1995 Litigation, including the settling of such proceedings, provided that the Special Committee is not authorized to engage an investment banker or a valuation or appraisal firm to render a formal or informal opinion of the value of 3CI’s common stock without the further prior approval of 3CI’s full Board of Directors.

3.                                       DENIAL OF WRONGDOING OR LIABILITY

This  Mutual Release and the Settlement Agreement constitute the resolution of disputed claims and are for settlement purposes only.  The Defendants, 3CI, Koenigsberg and McManus expressly deny that they have violated any law or breached any duty or obligation, and also deny that they have engaged in any wrongdoing.  The Defendants, 3CI, Koenigsberg and McManus deny that they are liable for any claims, causes of action, costs, expenses, attorneys’ fees or damages or compensation of any kind.  Neither this Mutual Release nor any actions undertaken by the Defendants, 3CI, Koenigsberg or McManus in satisfaction of this Mutual Release shall constitute, or be construed as, an admission of any liability or wrongdoing, or a recognition of the validity of any allegation of fact or law made in this Action, the Houston Litigation, the 1995 Litigation or in any other action or proceeding.  This Mutual Release, any statements or negotiations made in connection with this Mutual Release, and any actions undertaken by any Party under this Mutual Release, shall not be offered or be admissible in evidence or used in any other fashion against any Party in any action or proceeding for any purpose, except in any action or proceeding brought to enforce the terms of this Mutual Release or the Settlement Agreement.

4.                                       THE PREFERRED STOCK CONVERSION

In connection with this Mutual Release and the Settlement Agreement, and subject to their final approval by the Court, the Parties stipulate that the conversion of 7.75 million preferred shares of 3CI stock held by Stericycle through its wholly owned subsidiary, WSI, which was the subject matter of the Houston Litigation and certain actions filed in the 1995 Litigation, will be effected at a conversion ratio of 1:1.  The resulting 7.75 million shares of 3CI common stock shall be issued to Stericycle immediately upon the Effective Time of Settlement, with a retroactive effective date of issuance of April 6, 2003, which was the actual conversion date.

5.                                       IMPLEMENTATION OF THE SETTLEMENT

A.                                   The Parties to this Mutual Release agree to an immediate stay of discovery and to an immediate stay with respect to all dates pending in connection with this Action, the Houston Litigation and the 1995 Litigation.

B.                                     Upon the final approval of this Mutual Release and the Settlement Agreement by the Court, the Parties shall jointly seek entry of (a) a Final Order and Judgment dismissing this

Action with prejudice and (b) final orders or judgments dismissing or non-suiting the Houston Litigation and the 1995 Litigation with prejudice, with each Party to bear its own costs and attorneys’ fees.

C.                                     This Mutual Release shall be null and void and shall have no effect if (a) the Court enters an Order declining to approve the Settlement Agreement or (b) entry of the Final Order and Judgment described in Section 5.B is finally reversed; or (c) the Final Order and Judgment is materially modified by the Court or on appeal.  If this Mutual Release becomes null and void, this Mutual Release shall not be offered into evidence or used in this or any other action for any purpose, including, but not limited to, the existence, certification or maintenance of any purported class.  In such event, this Mutual Release and all negotiations, proceedings, documents prepared and statements made in connection with this Mutual Release shall be without prejudice to any Party and shall not be admissible into evidence and shall not be deemed or construed to be an admission or confession by any Party of any fact, matter or proposition of law and shall not be used in any manner for any purpose, and all Parties shall stand in the same position as if this Mutual Release had not been negotiated, made or filed with the Court.

D.                                    The Plaintiffs and the Defendants agree to take all actions necessary and use best efforts to obtain a dismissal or non-suit with prejudice of the proceedings in the 1995 Litigation in respect of 3CI’s Petition for Declaratory Judgment and to Enforce Settlement Agreement, Plaintiffs’ and Intervenor’s Answer, Cross-Action and Third Party Petition and WSI’s Motion to Enforce Judgment (the “Related Pleadings”).  Notwithstanding any statements in this Mutual Release to the contrary, the Plaintiffs and the Defendants acknowledge and agree that any claims or controversies set forth in the Related Pleadings are settled and addressed in this Mutual Release and in the Settlement Agreement, and that the proceedings in the 1995 Litigation in respect of the Related Pleadings should be dismissed with prejudice; however, settlement and dismissal is subject to and without waiver of any provisions arising under the 1997 judgment entered in the 1995 Litigation, or the settlement thereof.

6.                                       COMPREHENSIVE RELEASE AND DISMISSAL OF ALL CLAIMS

A.                                   The Class Representative, on behalf of himself and the Class, does hereby, upon the Effective Time of Settlement and by operation of the Final Order and Judgment, release and forever discharge Defendants, Johnson & Colmar (a law partnership), Kirkland & Ellis LLP, Cook, Yancey, King & Galloway, Hargrove, Smelley, Strickland & Langley, A Professional Corporation, 3CI, Koenigsberg, individually and as a member of the Special Committee, and McManus, individually and as a member of the Special Committee, individually and collectively, including their predecessors, successors, assigns, parents, partners, subsidiaries, and divisions, and their respective current and former officers, directors, partners (including, in the case of Johnson and Colmar, Craig P. Colmar and Michael Bonn), associates, attorneys, accountants, representatives and employees (the “Class Released Parties”) from liability for the Litigation in any state or federal court, in or before any regulatory body or administrative agency, or in any other proceeding, including but not limited to tort claims, contract claims, statutory claims, controversies, actions, causes of action, declaratory judgment actions, cross-claims, counterclaims, demands, debts, claims for damages, liquidated damages, punitive damages or exemplary damages, equitable relief, costs, expenses and/or attorneys fees, or liabilities of any nature in both law or in equity, past and present, and whether or not now or heretofore known, suspected or claimed and in any way related to the subject matters of the Action, the Houston Litigation or the Related Pleadings in the 1995 Litigation or related to service as directors of 3CI or as members of the Special Committee (collectively, the “Class’s Claims”).

B.                                     3CI, Koenigsberg and McManus, individually and as members of the Special Committee, do hereby, upon the Effective Time of Settlement and by operation of the Final Order and Judgment, release and forever discharge Defendants, Johnson & Colmar (a law partnership), Kirkland & Ellis LLP, Cook, Yancey, King & Galloway, and Hargrove, Smelley, Strickland & Langley, A Professional Corporation, individually and collectively, including their predecessors, successors, assigns, parents, partners, subsidiaries, and divisions, and their respective current and former officers, directors, partners (including, in the case of Johnson and Colmar, Craig P. Colmar and Michael Bonn), associates, attorneys, accountants, representatives and employees (the “3CI Released Parties”) from liability for the Litigation in any state or federal court, in or before any regulatory body or administrative agency, or in any other proceeding, including but not limited to tort claims, contract claims, statutory claims, controversies, actions, causes of action, declaratory judgment actions, cross-claims, counterclaims, demands, debts, claims for damages, liquidated damages, punitive damages or exemplary damages, equitable relief, costs, expenses and/or attorneys fees, or liabilities of any nature in both law or in equity, past and present, and whether or not now or heretofore known, suspected or claimed and in any way related to the subject matters of this Action, the Houston Litigation or the Related Pleadings in the 1995 Litigation or related to service as directors of 3CI (collectively, “3CI’s Claims”).

C.                                     Defendants, for themselves, the current and former officers and directors of Stericycle and WSI, and their affiliates, agents, attorneys and representatives, do hereby, upon the Effective Time of Settlement and by operation of the Final Order and Judgment, release and forever discharge Larry Robb, individually and as class representative, Koenigsberg, individually and as a member of the Special Committee, McManus, individually and as a member of the Special Committee, each of the other Third Party Defendants, 3CI, Gardere Wynne Sewell LLP, The Wynne Law Firm, Stradley Ronon Stevens & Young LLP, The Onebane Firm, Pettiete, Armond, Dunkelman, Woodley, Byrd & Cromwell LLP, Blanchard, Walker, O’Quin & Roberts and Lemle & Kelleher LLP, individually and collectively, including their respective predecessors, successors, assigns, parents, partners, shareholders, subsidiaries, and divisions, and their respective current and former officers, directors, partners, associates, employees, attorneys, accountants and representatives (the “Defendants’ Released Parties,”) from liability in any state or federal court, in or before any regulatory body or administrative agency, or in any other proceeding, including but not limited to tort claims, contract claims, statutory claims, controversies, actions, causes of action, declaratory judgment actions, cross-claims, counterclaims, demands, debts, claims for damages, liquidated damages, punitive damages or exemplary damages, equitable relief, costs, expenses and/or attorneys fees, or liabilities of any nature in both law or in equity, past and present, and whether or not now or heretofore known, suspected or claimed and in any way related to the subject matters of this Action, the Houston Litigation or the Related Pleadings in the 1995 Litigation or related to service as directors of 3CI or as members of the Special Committee (collectively, the “Defendants’ Claims”).  Defendants further represent, warrant and agree that they, individually or collectively, directly or indirectly, will not cause or allow 3CI (or its successors in interest) to assert or assert on behalf of 3CI (or its successors in interest), its officers, directors, employees or stockholders, now or in the future, any claims or causes of action whatsoever against the Defendants’ Released Parties, including, but not limited to, all of the Defendants’ Claims or 3CI’s Claims released herein.

D.                                    THE MUTUAL RELEASES IN THIS SECTION 6 ARE GENERAL RELEASES AS DESCRIBED HEREIN AND THE PARTIES INTEND AND AGREE THAT THEY SHALL BE INTERPRETED, CONSTRUED AND ENFORCED AS SUCH.

E.                                      In consideration of the benefits described herein and in the Settlement Agreement, Plaintiffs and Defendants shall be deemed to have agreed to the dismissal with prejudice of this Action, the Houston Litigation and the Related Pleadings in the 1995 Litigation.

F.                                      Each Party who is a resident of California, or who was a resident of California, expressly waives the application of California Civil Code Section 1542, which provides as follows:  “A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

G.                                     Nothing in these releases shall preclude any action to enforce the terms of this Mutual Release or the Settlement Agreement.

H.                                    In connection with this Mutual Release, each Third Party Defendant shall be offered the opportunity to enter into a mutual release.

I.                                         In connection with this Mutual Release, 3CI, Koenigsberg and McManus will enter into a mutual release.

7.                                       MISCELLANEOUS PROVISIONS

A.                                   Entire Agreement. This Mutual Release shall not be subject to any change, modification, amendment, or addition without the express written consent of counsel on behalf of all Parties to this Mutual Release, and shall be binding on and inure to the benefit of the Parties hereto and the parties named herein as being released and their respective representatives, heirs, successors, and assigns.

B.                                     Agreement Mutually Prepared.  This Mutual Release shall be deemed to have been mutually prepared by the Parties and shall not be construed against any of them by reason of authorship.

C.                                     Authority To Enter Into Agreement.  Plaintiffs and Defendants hereby represent and warrant that the persons signing this Mutual Release on their behalf have full power and/or authority to bind to all terms of this Mutual Release every person, partnership, corporation or entity included within the definitions of Plaintiffs and Defendants, subject to Court approval.

D.                                    Binding Agreement.  The Parties expressly agree that the terms of this Mutual Release and all provisions hereof, including all representations, promises, agreements, covenants and warranties are contractual and not a mere recital and shall survive the execution of this Mutual Release and entry of the Final Order and Judgment and shall continue in full force and effect thereunder.  This Mutual Release shall be binding upon and shall inure to the benefit of the Parties hereto and their representatives, heirs, successors and assigns.

E.                                      Execution Of Mutual Release In Counterparts.  This Mutual Release may be executed in counterparts, and a facsimile signature shall be deemed an original signature for purposes of this Mutual Release.

F.                                      Retention Of Jurisdiction.  The Court shall retain continuing and exclusive jurisdiction over the Parties hereto for the purpose of enforcing, implementing and interpreting this Mutual Release and the Settlement Agreement.

G.                                     Controlling Law.  Any and all disputes relating to the interpretation of this Mutual Release shall be construed under and governed by the laws of the State of Louisiana.

STERICYCLE, INC.

By:	/s/ Mark C. Miller
Its:	President and CEO

3CI COMPLETE COMPLIANCE CORPORATION d/b/a AMERICAN 3CI

By:	/s/ Stephen B. Koenigsberg
Its:	Chairman Special Committee

WASTE SYSTEMS, INC.

By:	/s/ Frank J. M. ten Brink
Its:	Vice President

/s/ Jack W. Schuler
Jack W. Schuler

/s/ Mark C. Miller
Mark C. Miller

/s/ Frank J. M. ten Brink
Frank J.M. ten Brink

/s/ Anthony J. Tomasello
Anthony J. Tomasello

/s/ Larry F. Robb
Larry F. Robb, individually and as Class Representative

/s/ Kevin McManus
Kevin McManus, individually and in his capacity as a member of the Special Committee

/s/ Stephen B. Koenigsberg
Stephen B. Koenigsberg, individually and in his capacity as a member of the Special Committee